UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

zSpace, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 11, 2025, zSpace, Inc. (the “Company”), received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the continued listing requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires listed companies to maintain a minimum bid price of at least $1.00. Based on the Staff’s review of the Company’s closing bid price, the Company’s closing bid price was below $1.00 for the previous 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until June 9, 2026, to regain compliance with the Bid Price Rule. In an effort to regain compliance with the Bid Price Rule, on April 16, 2026, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of its issued common stock, par value $0.00001 per share (“Common Stock”), in the ratio of 1-for-25, effective at 11:59 p.m., Eastern Time, on April 20, 2026. The Common Stock began trading on a split-adjusted basis at the market open on Tuesday, April 21, 2026.

On April 21, 2026, the Company received a subsequent written notice (the “Notice”) from the Staff of Nasdaq indicating that it has determined that, as of April 17, 2026, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days, triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security. As a result, the Staff indicated in the Notice that it has determined to delist the Company’s Common Stock from the Nasdaq Capital Market. Trading of the Company’s Common Stock will be suspended at the opening of business on April 28, 2026 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Capital Market. The Company plans to appeal the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in Nasdaq Listing Rule 5800 Series, by no later than 4:00 p.m. Eastern Time on April 28, 2026.

Although the Company intends to submit an appeal to Nasdaq by or before 4:00 p.m. Eastern Time on April 28, 2026, pursuant to Listing Rule 5815(a)(1)(B)(ii)(e), a timely request for a hearing will not stay the trading suspension of the securities of a company for failure to maintain a closing bid price of greater than $0.10 as required by Rule 5810(c)(3)(A)(iii). A timely hearing request will, however, stay the filing of the Form 25-NSE and the removal of the Company’s securities from listing and registration on the Nasdaq Capital Market pending the Panel’s decision at the hearing. No assurances can be provided that the Company will obtain a favorable decision from the Panel.

The Company, by filing this Current Report on Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Nasdaq Listing Rule 5810(b).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent to submit an appeal of the Staff’s determination to the Panel. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will meet the requirements of the Nasdaq Listing Rules regarding bid price during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2025 and its other filings with the SEC. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2026	zSpace, Inc.

	By:	/s/ Erick DeOliveira
Erick DeOliveira
Chief Financial Officer